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                                                                   EXHIBIT 10.75


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 14th day of March, 2003, by and between CLUNET R. LEWIS, an individual resident of the State of Michigan ("Consultant"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to engage Consultant to provide to the Company certain consulting services, as more particularly described herein, and Consultant desires to render such consulting services to the Company, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. DUTIES. Consultant hereby agrees, during the Term (as hereinafter defined), to provide up to twenty (20) hours of consulting services per calendar month to the Company on such matters pertaining to the Company's business as may, from time to time, be reasonably requested of Consultant by the Company; provided, however, that such services shall be limited to executive-level services comparable in scope to those previously performed by Consultant for or on behalf of the Company. In this regard, Consultant shall be available throughout the Term at reasonable times, and upon reasonable notice, to meet, in person or via telephone, with the Company, for the purposes of providing such consulting services; provided, however, that (i) the foregoing shall not be deemed to restrict Consultant from engaging in any part or full-time employment with, or providing consulting services to, someone other than the Company; and (ii) if Consultant is required to meet any place other than his residence, then he shall be entitled to be reimbursed for his reasonable travel expenses in accordance with Section 4.3 below, and in no event shall Consultant be required to travel more than two (2) days per calendar month. At the Company's request, Consultant may, but shall not be obligated to, consult for more than twenty (20) hours per calendar month, in which event Consultant shall receive no additional compensation for such additional consulting services, but such additional consulting time shall be credited to (and shall thereupon satisfy the portion of) the 20-hour requirement on an hour-for-hour basis for the next succeeding calendar month or months (as necessary to give full credit for such additional consulting time).

         SECTION 2. TERM. The term of this Agreement shall commence on the date hereof and continue until September 14, 2005 (the "Term").


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                        SECTION  3. TERMINATION. This Agreement may be
terminated prior to the expiration of the Term upon the occurrence of any of the following events:


                           (a) the mutual written agreement of the parties hereto to terminate this Agreement; or

                           (b) the Company's termination of Consultant hereunder, upon written notice to Consultant, for "good cause," which shall exist (i) if Consultant fails to cure any material breach of Consultant's duties or obligations under this Agreement within thirty (30) days after written notice of the same from the Company; (ii) if Consultant is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement; or
                                    (iii) if, in the good faith determination of the Board of Directors of the Company, Consultant has engaged in conduct or activities materially and demonstrably damaging to the business of the Company (it being understood that neither conduct nor activities pursuant to Consultant's exercise of his good faith business judgment nor unintentional physical damage to property by Consultant shall be grounds for such a determination by the Board of Directors of the Company); provided, however, that this Agreement shall not be terminated pursuant to this Section 3(b)(iii) unless and until there shall have been delivered to Consultant a copy of the resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting called and held for such purpose (after reasonable notice is provided to Consultant and Consultant is given an opportunity, together with counsel, to be heard before such Board of Directors), finding that, in the good faith determination of such Board of Directors, Consultant has engaged in such conduct or activities, and specifying such conduct or activities in reasonable detail.

                        SECTION  4. COMPENSATION AND RELATED MATTERS.


                                    4.1      COMPENSATION. In consideration for
the consulting services hereunder, the Company shall deliver to Consultant a number of shares of the Company's common stock ("Common Stock") on the dates and in the amounts determined as follows (collectively, the "Shares"):

                         A. On January 21, 2004: a number of Shares equal to $64,145 divided by the Average Price (as hereafter defined);

                         B. On January 21, 2005: a number of Shares equal to $64,145 divided by the Average Price; and

                         C. On January 21, 2006: a number of Shares equal to $32,073 divided by the Average Price.



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"Average Price" for each of the dates specified above shall mean the arithmetic average of the daily closing price per share of Common Stock as reported on The Nasdaq Stock Market ("Nasdaq") for each of the twenty (20) trading days prior to (and not including) the date specified. Notwithstanding the foregoing, in the Company's sole discretion, the Company may pay any portion of the consideration set above in cash (rather than in the form of shares of Common Stock) in an amount equal to the number of shares times the Average Price, times 85% (e.g., if 50% of the first payment under this Agreement is to be paid in the form of cash and 50% is to be paid in the form of shares of Common Stock, then the cash portion of such total payment would be equal to 0.85 multiplied by 0.50 multiplied by $64,145 (or expressed mathematically, cash portion = .85 x (.50 x $64,145)).

                  4.2 NO BENEFITS. Consultant shall not be entitled to participate in, or receive any benefits under, any welfare benefit plan or program (including, without limitation, medical, dental, disability, group life and business travel insurance plans and programs), any retirement savings plan or program (including, without limitation, 401(k) and pension plans) or any other fringe benefit program of the Company currently in effect or as the Company may, from time to time, hereafter adopt and implement for the benefit of the Company's employees. The foregoing shall not affect the continuing effect of existing options previously granted by the Company to Consultant.

                  4.3 OUT-OF-POCKET EXPENSES. Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred in connection with the fulfillment of Consultant's duties hereunder upon presentation of appropriate vouchers therefor, provided that Consultant has complied with all policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be reasonably established by the Company and consistently applied.

         SECTION  5. MISCELLANEOUS.


                  5.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Consultant, Consultant's executor, administrator, heirs, personal representatives and assigns, and the Company and its successors and assigns; provided, however, that the obligations and duties of Consultant may not be assigned or delegated.

                  5.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Michigan, without giving effect to any conflicts of laws principles.

                  5.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Consultant. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions



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or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                  5.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  5.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                           If to Consultant, addressed to:

                                    Clunet R. Lewis
                                    10557 E. Tamarisk Way
                                    Scottsdale, Arizona  85262

                           If to the Company, addressed to:

                                    Verso Technologies, Inc.
                                    400 Galleria Parkway
                                    Suite 300
                                    Atlanta, Georgia  30339
                                    Attn.:  Juliet M. Reising

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                  5.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  5.7 WAIVER OF BREACH. No act, event or circumstance shall be a breach of this Agreement by Consultant (or a reason for termination under Section 3(b)(iii) hereof) unless the Company shall have given Consultant written notice of such act, event or circumstance specifying in reasonable detail the breach occasioned thereby (a "Breach Event") and Consult fails to cure or discontinue such Breach Event within thirty (30) days of the date of such notice; provided, however, that the Company shall not be obligated to give any such notice to Consultant with respect to, and Consultant shall have no right to cure or discontinue, any Breach Event that is the same or substantially the same as any Breach Event as to which the Company has previously given notice to Consultant. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Consultant shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Consultant.



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                  5.8      AMENDMENT. This Agreement may not be amended,
modified or supplemented except by written agreement of the parties hereto.

                  5.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Southfield, Michigan in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. If the arbitrator in that certain arbitration proceeding before the American Arbitration Proceeding (Case No. 54-199-002862) to which Consultant and the Company, among others, are parties (the "Proceeding") is available and willing to serve as arbitrator with respect to any such controversy or claim, then he shall be the arbitrator for any such controversy or claim. If the arbitrator in the Proceeding is unavailable or unwilling to so serve, then a single arbitrator shall be selected in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding as to any matter submitted to him under this Agreement, and judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If the dispute involves the failure of the Company to issue to Consultant the Shares, then, provided that Consultant prevails in the arbitration proceeding, (i) the Company shall pay all arbitration fees and all of Consultant's reasonable costs and attorneys fees associated with the arbitration of such dispute, and (ii) the measure of damages shall be the highest closing price of the Shares as reported on Nasdaq during the period commencing on the date that Shares were scheduled to be issued to Consultant pursuant to Section 4.1 hereof and the date of the arbitration hearing relating to such dispute, unless the Company issues to Consultant on or prior to the one
(1) year anniversary of the respective date set forth in Section 4.1 hereof the number of Shares required to be so issued in accordance with such section and such Shares have been the registered under the Securities Act of 1933, as amended, in which event the agreement regarding the measure of damages set forth in the foregoing clause (ii) shall not apply.

                  5.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                  5.11 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                           (A)      CONFIDENTIAL INFORMATION; TRADE SECRETS. As
used in this Agreement, the term "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the Company's business or the business of any entity affiliated with the Company, other than (i) Trade Secrets (as defined below); (ii) information contained in any publicly available press release, a regulatory filing or other public communication which is otherwise in the public domain on the date of this Agreement; (iii) information that hereafter enters the public domain through no action on the part of Consultant; (iv) information that is known by Consultant or becomes available to him from a source other than the Company or any of its affiliates, provided that such information was not obtained as a result of a breach of any confidentiality obligation by the source of such information; (v) information that was already in the possession of Consultant prior to the date hereof and which was not acquired from the Company or any of its affiliates; or
(vi) information obtained from discovery in a legal proceeding, but only to the extent such information is used in such a proceeding. "Confidential Information" shall include, among other things, information



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specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a "trade secret" under applicable law. As used in this Agreement, the term "Trade Secrets" shall mean information or data of or about the Company or any entity affiliated with the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

                           (B)      NON-DISCLOSURE. Consultant will be exposed
to Trade Secrets and Confidential Information as a result of the relationship with the Company as provided in this Agreement. Consultant acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information of the Company would be wrongful and would likely result in immediate and irreparable injury to the Company. In consideration of the terms of this Agreement, except as appropriate in connection with the performance of Consultant's duties and obligations under this Agreement, Consultant shall not, without the express prior written consent of an executive officer of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way for any person or entity (i) any Confidential Information during the Term of this Agreement and for a period of two (2) years after the date of the termination of this Agreement; and (ii) any Trade Secrets at any time (during or after the Term of this Agreement) during which such information or data shall continue to constitute a "trade secret" under applicable law. Consultant agrees to cooperate with any reasonable confidentiality requirements of the Company. Consultant shall immediately notify the Company of any disclosure or use of any Trade Secrets or Confidential Information by Consultant in violation of the terms hereof of which Consultant becomes aware.

                            [Signature page follows.]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.


                                       /s/ Clunet R. Lewis
                                       --------------------------------------
                                       CLUNET R. LEWIS



                                       VERSO TECHNOLOGIES, INC.


                                       By: /s/ Juliet M. Reising
                                          -----------------------------------
                                       Its:Executive Vice President and
                                           ----------------------------------
                                           Chief Financial Officer
                                          -----------------------------------






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